Exhibit 10.45

AMERICAN SCIENCE AND ENGINEERING, INC.

NON-STATUTORY STOCK OPTION AGREEMENT

FOR DIRECTORS

AGREEMENT made as of the Grant Date (as defined below), by and between AMERICAN SCIENCE AND ENGINEERING, INC., a corporation duly organized under the laws of The Commonwealth of Massachusetts (the “Company”), and the Director (as defined below).

NOW, THEREFORE, for and in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, it is agreed as follows:

DEFINITIONS

“Grant Date”

“Director”

“Options Granted”

“Exercise Price”

All of the Options granted shall vest on the first anniversary of the Grant Date provided that the Director remains in office and continues to serve as a Director on the first anniversary of the Grant Date.

“Vesting Schedule”

1.  GRANT OF OPTION.  The Company hereby grants to the Director a non-statutory stock option (the “Option”) to purchase the number of shares of its common stock equal to the number of Options Granted at the Exercise Price, the Exercise Price being 100% of the closing price of the common stock on the NASDAQ National Market on the date hereof.  The Director’s right to purchase said stock shall be exercised in the manner and subject to the terms and conditions hereinafter provided.  The Company shall, at all times while the Option is in force, reserve such number of shares of common stock as will be sufficient to satisfy the requirements of this Agreement.

2.  TIME OF EXERCISE OF THE OPTION.   The Option shall vest, and may be exercised, in accordance with the Vesting Schedule Set out above.  The Option shall terminate and shall no longer be exercisable on and after the tenth anniversary of  the Grant Date.

3.  METHOD OF EXERCISE.

(a)   The Option may be exercised in whole or in part from time to time by written notice to the Company stating the number of shares with respect to which the Option is being exercised.  Stock purchased under the Option shall at the time of exercise be paid in full.  The Company shall deliver to the Director the shares exercised as soon as reasonably practicable.  The Company shall, without transfer or issue tax to the Director (or other person entitled to exercise the Option), deliver to the Director (or other person entitled to exercise the Option) at the main office of the Company, or such other place as shall be mutually acceptable, a certificate or certificates for such shares (as the number of such shares may be reduced subject to subsection (c) below) out of theretofore authorized but unissued shares or reacquired shares of its common stock, as the Company may elect, against payment of the Option price in full for the number of shares to be delivered by certified or bank cashier’s check or the equivalent thereof acceptable to the Company (including, but not limited to, shares of capital stock of the Company); provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable listing requirements of any national securities exchange.  If the Director (or other person entitled to exercise the Option) fails to accept delivery of and pay for all or any part of the number of shares specified in such notice upon tender of delivery thereof, his right to exercise the Option with respect to such undelivered shares may be terminated by the Board.

(b)   Promptly upon receipt of the written notice provided for in subsection (a) above, the Board shall, with the assistance of appropriate employees of the Company, determine if any portion of such intended exercise (the “Disallowance Portion”) may reasonably be expected to result in receipt of compensation by the Director as to which the Company will not be allowed to claim a deduction in respect of the Company’s taxable year during which such exercise occurs, when the amount of remuneration attributable to such exercise is taken together with the Director’s base salary and the reasonably likely cash and stock bonuses payable to him in respect of such taxable year, pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

(c)   The Board shall promptly notify the Director of its determination as to the Disallowance Portion, and, the exercise contemplated by the written notice in subsection (a) shall be deemed to be reduced by the number of shares in the Disallowance Portion.

4.  TERMINATION OF DIRECTORSHIP.  The Director may, at any time within thirty-six (36) months after the date of termination of his service as a Director of the Company for any reason other than cause (as allowed under the 2005 Equity and Incentive Plan), but not later than the date of expiration of the Option, exercise the Option to the extent he was entitled to do so on the date of termination.  The Director may, at any time within three (3) months after the date of termination of his service as a Director of the Company for cause, but not later than the date of expiration of the Option,  exercise the Option to the extent he was entitled to do so on the date of termination.  If the Option or any portion of the Option is not so exercised, or if the Director shall be deemed not to be entitled to exercise it or any portion thereof, the Option or portion thereof shall terminate.

Nothing in this Agreement shall confer on the Director any right to continue as a Director of the Company or be deemed a waiver or modification of any provision contained in any agreement between the Director and the Company.

5.  EXERCISE BY REPRESENTATIVE, ETC.  If the Director dies while serving as a Director of the Company or within three months after voluntary termination of service as a Director, the person or persons to whom the Option is transferred by will or the laws of descent and distribution may, at any time within one year after the date of death but not later than the date of expiration of the Option, exercise the Option to the extent the Director was entitled to do so on the date of his death.  If the Option or any portion of the Option of the deceased Director is not so exercised, it shall terminate.

6.  NON-TRANSFERABILITY OF OPTION.  The Option may not be transferred except by will or by the laws of descent and distribution nor may it be otherwise assigned, transferred, pledged, hypothecated or disposed of in any way (by operation of law or otherwise) and it shall not be subject to execution, attachment or similar process.  During the lifetime of the Director, the Option may be exercised only by the Director or the Director’s duly appointed guardian or personal representative.

7.  CHANGES IN COMMON STOCK.  In the event of any reorganization, recapitalization, stock split, stock dividend, merger, consolidation, combination of shares or other change affecting the Company’s common stock, the Board shall make adjustments in the number and kind of securities to be subject to the Option in order to reflect as closely as possible the intent, purpose and relative number of shares of Company common stock covered by the Option, such adjustments to be consistent with adjustments made with respect to options held by employees and other directors of the Company.  Any such adjustment made by the Board shall be conclusive.  This Agreement shall not affect the right of the Company to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, or liquidate, wind up or otherwise reorganize.

8.  RESTRICTION ON ISSUANCE OF SHARES.  The Company shall not be obligated to sell or issue any shares pursuant to the Option unless the shares with respect to which the Option is being exercised are at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended.

9.  RIGHTS AS A STOCKHOLDER.  The Director shall have no rights as a stockholder with respect to any shares covered by the Option until the date of issuance of a stock certificate to the Director for such shares.  No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

10.  WITHHOLDING.  The Company shall have the right to deduct any sums that federal, state or local tax law requires to be withheld with respect to the exercise of the Option.  In the alternative, the Director or other person exercising the Option may elect to pay such sums to the Company either by check or with capital stock of the Company by delivering written notice of that election to the Clerk of the Company no less than 30 days nor more than 60 days prior to exercise. There is no obligation hereunder that the Director be advised of the amount which the Company will be required to withhold.

11.  INTERPRETATION OF PLAN AND OPTION.  Questions of interpretation and application of this Agreement shall be determined by a majority of the Board, and the determinations of such majority shall be final and binding upon all persons.

12.  ACCELERATION OF VESTING.  Notwithstanding anything herein to the contrary, the options granted hereby shall vest immediately upon any Change in Control of the Company.  In the event of a Change in Control triggering immediate vesting as provided in this Section, the Optionee may exchange his or her options for Common Stock as provided in this Agreement and participate in the Change of Control transaction pari pasu with other stockholders of the Company.  The term “Change in Control” shall mean the occurrence hereafter of any of the following:

(a)          Any Person, other than the Company or an Affiliate, becomes a beneficial owner (within the meaning of Rule 13d-3, as amended, as promulgated under the Securities Exchange Act of 1934, as amended), directly or indirectly, in one or a series of transactions, of securities representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities;

(b)         The consummation of a merger or consolidation of the Company with any other Person, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

(c)          The closing of a sale or other disposition by the Company of all or substantially all of the assets of the Company;

(d)         Individuals who constitute the Board of Directors on the date hereof (“Incumbent Directors”) cease for any reason to constitute at least a majority of the board; provided, that any individual who becomes a member of the Board subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors shall be treated as an Incumbent Director unless he or she assumed office as a result of an actual or threatened election contest with respect to the election or removal of directors; or

(e)          A complete liquidation or dissolution of the Company;

provided, in each case, that such event also constitutes a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5).

EXECUTED as a sealed instrument as of the Grant Date.

AMERICAN SCIENCE AND
ENGINEERING, INC.

By
Authorized Person	, Director